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EXHIBIT 99.(d)(4)

                              BUSINESS OBJECTS S.A.
                      APPROVED STOCK OPTION GRANT AGREEMENT
                                     PART I
                          NOTICE OF STOCK OPTION GRANT




         Name:


         Address:


         You have been granted an option to subscribe Shares of the Company, subject to the terms and conditions of the 1999 Stock Option Plan and the Approved Stock Option Plan (collectively, the "Plans") and this Option Agreement, as follows. Unless otherwise defined herein, the terms defined in the Plans shall have the same defined meanings in this Option Agreement.

Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Term/Expiration Date:


         TYPE OF OPTION

         The Approved Stock Option Plan has been approved by the UK Board of Inland Revenue in accordance with section 185 and schedule 9 to the Income and Corporation Taxes Act 1988. Under the current regulations there is no charge to Income Tax on receipt of a right to acquire the Stock under such a plan. Under current tax rules, no charge to tax will arise on the exercise of the Approved Option if it is exercised:

(a) in accordance with the rules of the Approved Stock Option Plan (as amended from time to time with the consent of the Inland Revenue) at a time when the Approved Stock Option Plan is approved by the Inland Revenue; and

(b) more than three years after the date of grant or, if earlier, upon the death of the option holder; and


(c) (except when exercised upon the death of the Option Holder) not less than three years after the exercise, in whole or in part, of any Approved Option (whether under the Plans or any other approved share option plan, other than a savings-related share option plan, approved under Schedule 9 to the Income and Corporation Taxes Act 1988) in circumstances where the Option Holder qualifies for such favourable tax treatment.


         Further, provided an Approved Option is exercised within these statutory time limits no charge to income tax will arise on any subsequent growth in value of the Stock acquired. Capital Gains Tax will be payable on the sale of the Stock. If the option is not so exercised then, under current tax rules, income tax will normally then be charged on the amount of the difference between the total exercise price paid and the market value of the stock acquired at that time


         Nothing in this Option Agreement should be construed as the giving of financial advice by the Company to the Option Holder. In the event of any doubt on the part of the Option Holder as to the advisability of exercising options, independent financial advice should be sought.


         VESTING SCHEDULE: This Approved Option may be exercised, in whole or in part, in accordance with the following schedule:
________________________________________________________________________________
provided that the Beneficiary remains an Eligible Employee as defined in section 2 of the Approved Stock Option Plan, on such dates.


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         TERMINATION PERIOD: This Approved Option may be exercised for ninety
(90) days after termination of the Option Holder's employment with the Company or the Affiliated Company as the case may be. Upon the death or Disability of the Option Holder, this Approved Option may be exercised for such longer period as provided in the Plans. Save as provided in the Plans, in no event shall this Approved Option be exercised later than the Term/Expiration Date as provided above.


By your signature and the signature of the Company's representative below, you and the Company agree that this Approved Option is granted under and governed by the terms and conditions of the Plans and this Option Agreement. You have reviewed the Plans and this Option Agreement in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Approved Option Agreement and fully understand all provisions of the Plans and Option Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plans and Option Agreement. You further agree to notify the Company upon any change in the residence address indicated above. You acknowledge and agree that this Approved Option and its vesting schedule does not constitute an express or implied promise of continued employment and shall not interfere in any way with your right or the Company's right to terminate your employment at any time.


         The Company and the Option Holder recognise that the Plans and this Agreement have been prepared both in the French and the English language. The French version is the version that binds the parties, which is to be signed by the Option Holder and returned to the Company; notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.



                Signed as a Deed and Delivered for and behalf of

                              BUSINESS OBJECTS S.A.




                           --------------------------



                           OPTION HOLDER: [Insert name]



                 Signature __________________________




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                              BUSINESS OBJECTS S.A.
                      APPROVED STOCK OPTION GRANT AGREEMENT
                                     PART II
                               TERMS AND CONDITION



         1. GRANT OF OPTION. The Board of Directors of the Company hereby grants to the Option Holder named in the Notice of Grant attached as Part I of this Agreement (the "Option Holder"), an approved option (the "Approved Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1999 Stock Option Plan and the Approved Stock Option Plan (collectively the "Plans"), which are incorporated herein by reference. Subject to the terms of the Plans, in the event of a conflict between the terms and conditions of the Plans and the terms and conditions of this Option Agreement, the terms and conditions of the Plans shall prevail.

         2. EXERCISE OF OPTION

         (a) Right to Exercise. This Approved Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plans and this Option Agreement. In the event of Option Holder's death, Disability or other termination of Option Holder's employment, the exercisability of the Approved Option is governed by the applicable provisions of the Plans and this Option Agreement.

         (b) Method of Exercise. This Approved Option is exercisable by delivery of an exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Approved Option, the number of Shares in respect of which the Approved Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plans. The Exercise Notice shall be signed by the Option Holder and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Approved Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

         No Shares shall be issued pursuant to the exercise of this Approved Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Option Holder on the date the Approved Option is exercised with respect to such Exercised Shares.

         3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Option Holder : (i) wire transfer; (ii) check; (iii) delivery of a properly executed notice together with such other documentation as the Board of Directors and the broker, if applicable, shall require to effect exercise of the Approved Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (iv) any combination of the foregoing methods of payment.

         4. NON-TRANSFERABILITY OF OPTION. This Approved Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Option Holder only by the Option Holder. The terms of the Plans and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Option Holder.

         5. TERMS OF OPTION. Subject as provided in the Plans, this Approved Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plans and the terms of this Option Agreement.

       6. ENTIRE AGREEMENT; GOVERNING LAW. The Plans are incorporated herein by reference. The Plans and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof, and may not be modified adversely to the Option Holder's interest except by means of a writing signed by the Company and Option Holder. This agreement is governed by the laws of the Republic of France.

         Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Nanterre.




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